TO BE EFFECTIVE APRIL 9, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                           STRONG DISCOVERY FUND, INC.

         The  undersigned  Vice  President  and  Assistant  Secretary  of Strong
Discovery Fund, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to remove the name and address of the initial registered agent and office.

         "Article VIII of the Articles is deleted in its entirety."

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on April 5, 2001 in accordance with Section
180.1002 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 6th day of April, 2001.

                                         STRONG DISCOVERY FUND, INC.


                                         By:/s/ Cathleen A. Ebacher
                                         ---------------------------------------
                                         Cathleen A. Ebacher, Vice President and
                                         Assistant Secretary

This instrument was drafted by:

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051